Exhibit 99.1

FOR IMMEDIATE RELEASE

DATE: November 5, 2015

ARC GROUP WORLDWIDE, INC. REPORTS FIRST QUARTER FISCAL YEAR 2016 RESULTS

DELAND, FL., November 5, 2015/Marketwired/—ARC Group Worldwide, Inc. (“ARC” and the “Company”) (NASDAQ: ARCW), a leading global provider of advanced manufacturing and 3D printing solutions, today reported its first quarter fiscal year 2016 (September 27, 2015) results.

Fiscal First Quarter Results

Fiscal first quarter revenue was $24.5 million, a decrease of 14.7% compared to the prior year period.  The decrease was due to lower sales to European automotive customers and delayed U.S. product launches, as well as macro and customer attrition issues.  At the same time, 3DMT Group reported record metal 3D printing revenue during the first fiscal quarter.  EBITDA for the fiscal year first quarter was $2.6 million, a decrease of 27.1% compared to the prior year period.  EBITDA margin decreased to 10.8%, from 12.6% in the prior year period, primarily related to lower plant level utilization.  While near term headwinds remain, Management is optimistic about the medium to long term forecast for the Company.

ARC Announces New Senior Leadership Hire

ARC has hired Mr. Stuart Gold in a newly created position, as Executive Vice President of Global Sales & Marketing for the Company.  Mr. Gold brings a strong track record of success in sales and marketing, most recently at a private equity-backed educational technology company, as well as previous leadership roles in sales and marketing at companies such as Cendant, Cisco, and Microsoft.

Jason Young, Chairman and CEO, commented, “While we were disappointed in the performance of the business in the first fiscal quarter, we remain optimistic about the future of ARC.  Driving sales is an important focus for the Company, and we are excited to have Mr. Gold join ARC to lead that effort.”

GAAP to Non-GAAP Reconciliation

EBITDA and EBITDA margin are non-GAAP financial measures.  EBITDA margin is calculated by dividing EBITDA by sales.  We have provided this non-GAAP financial information to aid in better understanding the Company’s performance absent these charges.  Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States.  The Company’s non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP.

The reconciliation to GAAP is as follows (in thousands):

For the three months ended:	September 27, 2015	September 28, 2014
Net (Loss) Income (GAAP)	$(441)	$232
Plus: Interest Expense, Net	1,141	921
Plus: Income Tax (Benefit) Expense	(426)	153
Plus: Depreciation and Amortization	2,362	2,311
EBITDA (Non-GAAP)	$2,636	$3,617
EBITDA Margin (Non-GAAP)	10.8%	12.6%

EBITDA excludes interest expense, net and income taxes as these items are associated with our capitalization and tax structures.  EBITDA also excludes depreciation and amortization expense as these non-cash expenses reflect the impact of prior capital expenditure decisions which may not be indicative of future capital expenditure requirements.

About ARC Group Worldwide, Inc.

ARC Group Worldwide, Inc. (NASDAQ: ARCW), is a leading global advanced manufacturing and 3D printing service provider.  The Company offers its customers a compelling portfolio of advanced manufacturing technologies and cutting-edge capabilities to improve the efficiency of traditional manufacturing processes and accelerate their time to market.  In addition to being a world leader in metal injection molding, ARC has significant expertise in plastic and metal 3D printing, precision stamping, traditional and clean room plastic injection molding, advanced rapid tooling, thixomolding, lean manufacturing, antennas, hermetic seals, robotics, and flanges and forges.

Forward Looking Statements

This press release may contain “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995, which are based on ARC’s current expectations, estimates and projections about future events.  These include, but are not limited to, statements, if any, regarding business plans, pro-forma statements and financial projections, ARC’s ability to expand its services and realize growth.  These statements are not historical facts or guarantees of future performance, events or results.  Such statements involve potential risks and uncertainties, and the general effects of financial, economic, and regulatory conditions affecting our industries.  Accordingly, actual results may differ materially.  ARC does not have any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  For additional factors that may affect future results, please see filings made by ARC with the Securities and Exchange Commission (“SEC”), including its Form 10-K for the fiscal year ended June 30, as well as current reports on Form 8-K filed from time-to-time with the SEC and the disclosures of risks included in the Company’s Form S-1 declared effective by the SEC on April 1, 2015.

CONTACT: Drew M. Kelley

PHONE: (303) 467-5236

Email: InvestorRelations@ArcGroupWorldwide.com

ARC Group Worldwide, Inc.

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except for share and per share amounts)

	For the three months ended
	September 27, 2015	September 28, 2014
Sales	$24,489	$28,698
Cost of sales	20,005	21,715
Gross profit	4,484	6,983
Selling, general and administrative	4,213	5,499
Merger expense	—	176
Income from operations	271	1,308
Other income (expense), net	3	(2)
Interest expense, net	(1,141)	(921)
(Loss) income before income taxes	(867)	385
Income tax benefit (expense)	426	(153)
Net (loss) income	(441)	232
Less: Net income attributable to non-controlling interest	(29)	(56)
Net (loss) income attributable to ARC Group Worldwide, Inc.	$(470)	$176

Net (loss) income per common share:
Basic and diluted (loss) income per share	$(0.03)	$0.01

Weighted average common shares outstanding:
Basic and diluted	18,123,883	14,673,205

ARC Group Worldwide, Inc.

Condensed Consolidated Balance Sheets

(in thousands, except for share and per share amounts)

	September 27, 2015	June 30, 2015
	(unaudited)
ASSETS
Current assets:
Cash	$4,146	$4,821
Accounts receivable, net	14,406	15,385
Inventories, net	16,982	16,386
Deferred tax assets	637	672
Prepaid and other current assets	3,263	2,330
Total current assets	39,434	39,594
Property and equipment, net	42,925	43,813
Goodwill	14,801	14,801
Intangible assets, net	25,597	26,441
Other	1,346	1,374
Total assets	$124,103	$126,023

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,350	$7,338
Accrued expenses	2,149	3,026
Deferred revenue	847	991
Bank borrowings, current portion of long-term debt	6,348	5,995
Capital lease obligations, current portion	882	857
Accrued escrow obligation	4,291	4,291
Total current liabilities	22,867	22,498
Long-term debt, net of current portion	50,207	51,971
Deferred taxes	2,217	2,029
Capital lease obligations, net of current portion	2,670	2,784
Total liabilities	77,961	79,282
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value, 2,000,000 authorized, no shares issued and outstanding	—	—
Common stock, $0.0005 par value, 250,000,000 shares authorized; 19,037,698 shares issued and 19,029,297 shares issued and outstanding at September 27, 2015, and 18,538,522 shares issued and 18,530,121 shares issued and outstanding at June 30, 2015	5	5
Treasury stock, at cost; 8,401 shares at September 27, 2015 and June 30, 2015	(94)	(94)
Additional paid-in capital	29,658	29,751
Retained earnings	15,461	15,931
Accumulated other comprehensive loss	(21)	(58)
ARC Group Worldwide, Inc. total stockholder equity	45,009	45,535
Non-controlling interest	1,133	1,206
Total stockholders’ equity	46,142	46,741
Total liabilities and stockholders’ equity	$124,103	$126,023

ARC Group Worldwide, Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	For the three months ended
	September 27, 2015	September 28, 2014
Cash flows from operating activities:
Net (loss) income	$(441)	$232
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Depreciation and amortization	2,362	2,311
Bad debt expense and other	5	29
Deferred income taxes	150	23
Changes in working capital:
Accounts receivable	974	(277)
Inventory	(596)	(1,068)
Prepaid expenses and other assets	(815)	(600)
Accounts payable	962	(2,474)
Other accrued expenses	(950)	(558)
Deferred revenue	(145)	(164)
Net cash provided by (used in) operating activities	1,506	(2,546)

Cash flows from investing activities:
Purchase of plant and equipment	(629)	(2,457)
Net cash used in investing activities	(629)	(2,457)

Cash flows from financing activities:
Proceeds from debt issuance	—	3,500
Repayments of long-term debt and capital lease obligations	(1,589)	(569)
Net cash (used in) provided by financing activities	(1,589)	2,931
Effect of exchange rates on cash	37	—
Net decrease in cash	(675)	(2,072)
Cash, beginning of period	4,821	9,384
Cash, end of period	$4,146	$7,312
Supplemental disclosures of cash flow information:
Cash paid for interest	$1,050	$843
Cash paid for income taxes	$123	$25